Exhibit 23.3

deGolyer and MacNaughton

4925 Greenville Avenue, Suite 400

One Energy Square

Dallas, Texas 75206

March 10, 2005

Superior Energy Services, Inc.
1105 Peters Road
Harvey, LA 70058

Gentlemen:

We hereby consent to the reference to our firm and to the incorporation of the estimates contained in our "Appraisal Report as of December 31, 2004 on Certain Properties owned by SPN Resources" (our Report) in the Annual Report on Form 10-K of Superior Energy Services, Inc. for the year ended in December 31, 2004, as well as in the "Notes to the Consolidated Financial Statements" included therein. SPN Resources is a wholly owned subsidiary of Superior Energy Services, Inc. In addition, we hereby consent to the incorporation by reference of such reference to our firm and to our Report in Superior Energy Services, Inc.'s Registration Statement on Form S-3 to be filed in March 2005 and the previously filed Registration Statements on Form S-3 (Registration No. 333-35286) and on Form S-8 (Registration Nos. 333-116078, 333-101211, 333-33758, 333-43421, and 333-12175).

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON